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                                    EX-99.1

                   TEXT OF PRESS RELEASE DATED AUGUST 1, 1997


                                                          FOR IMMEDIATE RELEASE


             CYMER ANNOUNCES PRICING OF CONVERTIBLE NOTE FINANCING
             -----------------------------------------------------


SAN DIEGO, CALIF.--August 1, 1997--Cymer, Inc. (NASDAQ: CYMI) today announced that it has completed the pricing of a private placement of $150,000,000 of its 3-1/2%/7-1/4% Step-Up Convertible Subordinated Notes due 2004.

Interest on the notes will accrue at the rate per annum of 3-1/2% from August 6, 1997 through August 5, 2000 and will accrue at the rate per annum of 7-1/4% from August 6, 2000 to maturity. The notes will be convertible at a conversion price of $94 into approximately 1.6 million shares of Cymer Inc. common stock.

The notes are to be issued pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The Notes will not be registered under the Securities Act of 1933, as amended, or under applicable state securities laws, and may not be offered or sold in the United States absent registration under federal and applicable state securities laws of available exemption from such registration requirements.